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                                                                    Exhibit 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No.2 to the Registration Statement on Form F-3 of our report dated April 2, 2001 relating to the consolidated financial statements which appears in the Annual Report of Unibanco - Uniao de Bancos Brasileiros S.A. and Unibanco Holdings
S.A. on Form 20-F for the year ended December 31, 2002, as amended. We also consent to the references to us under the headings "Experts" and "Summary Consolidated Financial Information -- US GAAP Presentation" in such Registration Statement.



/s/ PricewaterhouseCoopers
------------------------------
PricewaterhouseCoopers
Auditores Independentes


Sao Paulo Brazil
September 18, 2003